UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2022

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	The Nasdaq Stock Market, LLC
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 31, 2022, Spark Networks SE (the “Company”) held its annual meeting of stockholders (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the following matters were submitted to the vote of the stockholders, each of which is described in detail in the Company’s definitive proxy statement on Form 14A filed with the U.S. Securities and Exchange Commission on July 15, 2022. The results of voting with respect to each matter voted upon are set forth below.
Proposal 1: Resolution on the discharge of the Managing Directors for the financial year 2021.

Votes For	Votes Against	Abstentions
753,216	180,061	711
This proposal was approved.

Proposal 2: Resolution on the discharge of the members of the Administrative Board for the financial year 2021.

Votes For	Votes Against	Abstentions
753,208	180,087	693

This proposal was approved.
Proposal 3: Appointment of the auditor for the financial statements and for the consolidated financial statements as well as for review of interim financial reports and ratification of independent registered public accounting firm.

Votes For	Votes Against	Abstentions
933,597	191	200
This proposal was approved.
Proposal 4: Election of the members of the Administrative Board.
The individuals listed below were elected at the 2022 Annual Meeting to serve as members of the Administrative Board until the end of the annual meeting which resolves on granting the Administrative Board members discharge for the fiscal year 2022, but not longer than for a maximum term of six years from the beginning of their respective term of office or until their respective successors have been duly elected and qualified:

Director Nominee	Votes For	Votes Against	Abstentions
Eric Eichmann	881,885	51,973	130
Ulrike Handel	881,867	52,001	120
Bradley J. Goldberg	932,023	1,827	138
Colleen Birdnow Brown	930,973	2,895	120
Michael J. McConnell	881,201	467	52,320
Chelsea Grayson	753,260	180,608	120
Bangaly Kaba	881,975	51,893	120
Joseph E. Whitters	931,380	2,448	160
Proposal 5: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions
880,834	52,469	685
This proposal was approved.
Proposal 6: Resolution on the approval of the compensation report for the financial year 2021.

Votes For	Votes Against	Abstentions
880,223	53,072	693
This proposal was approved.

Proposal 7: Resolution on the cancelation of the authorized capital 2017 pursuant to Section 4 para. 3 of the Articles of Association and on the creation of a new authorized capital 2022 (the “Authorized Capital 2022”) with the possibility of excluding shareholders’ subscription rights and the corresponding amendment of Section 4 of the Articles of Association (the “Amended Articles of Association”).

Votes For	Votes Against	Abstentions
752,452	180,770	766
This proposal was approved.
The Amended Articles of Association will become effective following registration of the Authorized Capital 2022 with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich, Germany (the “Commercial Register”). The Company will file a Current Report on Form 8-K within four business days after the Authorized Capital 2022 has been registered with the Commercial Register to file a complete copy of the Amended Articles of Association.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: August 31, 2022	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer